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                                                                    EXHIBIT 99.1

                         LA JOLLA PHARMACEUTICAL COMPANY

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned, in his or her capacity as an officer of La Jolla Pharmaceutical Company (the "Registrant"), hereby certifies, for purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

         - the quarterly report of the Registrant on Form 10-Q for the quarter ended March 31, 2003 (the "Report"), which accompanies this certification, fully complies with the requirements of
              Section 13(a) or 15(d) of the Securities Exchange Act of 1934;
              and

         - the information contained in the Report fairly presents, in all material respects, the financial condition of the Registrant at the end of such quarter and the results of operations of the Registrant of such quarter.

Dated: May 12, 2003

                                          /s/ Steven B. Engle
                                          --------------------------------------
                                          Steven B. Engle
                                          Chairman and Chief Executive Officer

                                          /s/ Gail A. Sloan
                                          --------------------------------------
                                          Gail A. Sloan
                                          Senior Director of Finance, Controller
                                          and Secretary

Note: A signed original of this written statement required by Section 906 has been provided to La Jolla Pharmaceutical Company and will be retained by La Jolla Pharmaceutical Company and furnished to the Securities and Exchange Commission or its staff upon request.